Exhibit 99.1

Inphi Corporation Announces Third Quarter 2017 Results

Reports 19% year over year revenue growth

SANTA CLARA, Calif., Oct. 31, 2017 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced financial results for its third quarter ended September 30, 2017.

GAAP Results

Revenue from continuing operations in the third quarter of 2017 was $84.5 million on a U.S. generally accepted accounting principles (GAAP) basis, up 19% year-over-year, compared with $70.7 million in the third quarter of 2016. This revenue growth reflects an increase in demand for COLORZ® inter-data center solutions and coherent DSP products from the ClariPhy acquisition.

Gross margin from continuing operations under GAAP in the third quarter of 2017 was 49.8%, compared with 68.1% in the third quarter of 2016. The decrease in gross margin was primarily due to a Q3 impairment charge of acquired intangibles as well as amortization of other intangibles and a change in the product mix.

GAAP operating loss from continuing operations in the third quarter of 2017 was $52.5 million or (62.1%) of revenue from continuing operations, compared to GAAP income from continuing operations in the third quarter of 2016 of $10.2 million or 14.5% of revenue from continuing operations. The loss was due to an impairment of $47 million ($36.7 million net of tax) in technology intangibles from the ClariPhy acquisition due to a change in product roadmap following the acquisition.

GAAP net loss from continuing operations for the third quarter of 2017 was $48.8 million, or ($1.15) per diluted common share, compared with GAAP net income from continuing operations of $6.6 million, or $0.15 per diluted common share in the third quarter of 2016.

Inphi reports revenue, gross margin, operating expenses, net income (loss), and earnings per share from continuing operations in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP revenue, gross margin, operating expenses, net income, earnings per share from continuing operations, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Non-GAAP Results

Gross margin from continuing operations on a non-GAAP basis in the third quarter of 2017 was 71.4%, compared to 73.0% in the third quarter of 2016. The decrease was largely due to change in product mix.

Non-GAAP operating income from continuing operations in the third quarter of 2017 was $17.3 million from continuing operations, compared with $20.9 million from continuing operations in the third quarter of 2016. The decrease is primarily due to impact of our Q3 net investment in developing new Coherent DSP components as part of the ClariPhy acquisition.

Non-GAAP net income from continuing operations in the third quarter of 2017 was $15.8 million, or $0.36 per diluted common share. This compares with non-GAAP net income from continuing operations of $20.6 million, or $0.46 per diluted common share in the third quarter of 2016.

“Q3 was a solid quarter of execution for Inphi, in a market still waiting for a rebound in China long haul and metro,” said President and CEO Ford Tamer. “Once again, we had strong growth in the data center market from COLORZ, and we continue to introduce new PAM-based products, like Vega™ and Polaris™ that will lead to continued growth in the data center market in 2018 and beyond.”

Nine Months 2017 Results

Revenue from continuing operations in the nine months ended September 30, 2017 was $262.5 million, compared with $185.4 million in the nine months ended September 30, 2016. GAAP net loss from continuing operations in the nine months ended September 30, 2017 was $75.0 million, or ($1.78) per diluted share, on approximately 42.0 million basic weighted average common shares outstanding. This compares with GAAP net income from continuing operations of $7.4 million, or $0.17 per diluted share, on approximately 44.0 million diluted weighted average common shares outstanding in the nine months ended September 30, 2016.

Non-GAAP net income from continuing operations in the nine months ended September 30, 2017 was $50.9 million, or $1.15 per diluted weighted average common share outstanding, on approximately 44.3 million diluted weighted average common shares outstanding. This compares with non-GAAP net income from continuing operations of $45.7 million in the nine months ended September 30, 2016, or $1.04 per diluted weighted average common share outstanding, on approximately 44.0 million diluted weighted average common shares outstanding.

Business Outlook

The following statements are based on the Company’s current expectations for the fourth quarter of 2017. These statements are forward-looking and actual results may differ materially. A reconciliation between the GAAP and Non-GAAP outlook is included at the end of this press release.

●	Revenue in Q4 2017 is expected to be in a range of $84.3 million to $88.3 million. The midpoint being $86.3 million or up sequentially 2.2% with Q3 2017.
●	GAAP gross margin is expected to be approximately 59.9% to 61.4%.
●	Non-GAAP gross margin is expected to be approximately 70.6% to 71.6%.
●	Stock-based compensation expense is expected to be in the range of $11.9 million to $12.3 million.
●

GAAP results are expected to be a net loss in a range between $11.9 million to $14.4 million, or ($0.28) – ($0.34) per basic share, based on 42.7 million estimated weighted average basic shares outstanding.

●

Non-GAAP net income, excluding stock-based compensation expense, amortization of intangibles and inventory step up fair value related to acquisitions and noncash interest on convertible debt, is expected to be in the range of $14.7 million to $17.2 million, or $0.33-$0.39 per diluted share, based on 44.3 million estimated diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time with Ford Tamer, president and chief executive officer, and John Edmunds, chief financial officer, to discuss the third quarter 2017 results.

The call can be accessed by dialing (765) 507-2591, participant passcode: 7095818. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leader in high-speed data movement. We move big data - fast, throughout the globe, between data centers, and inside data centers. Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter of 2017 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, continue, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the Company’s business outlook and current expectations for 2017, including with respect to the fourth quarter of 2017, revenue, gross margin, stock-based compensation expense, operating performance, net income or loss, and earnings per share; the Company’s expectations regarding growth opportunities and the introduction of new products in 2017 and 2018, including growth in the data center market, long haul, metro and inter- and intra-data center markets; the Company’s plans regarding COLORZ; the impact of inventory accumulation and recovery of the metro and long haul markets in China and their effects on revenue; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in government regulation, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2016, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

Investor Contact:

Deborah Stapleton

650-815-1239

deb@stapleton.com

INPHI CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$84,511	$70,750	$262,518	$185,365
Cost of revenue	42,440	22,562	119,099	58,958

Gross margin	42,071	48,188	143,419	126,407

Operating expenses:
Research and development	78,849	25,897	158,574	77,205
Sales and marketing	10,100	6,688	31,580	18,282
General and administrative	5,584	5,359	18,177	14,436

Total operating expenses	94,533	37,944	208,331	109,923

Income (loss) from continuing operations	(52,462)	10,244	(64,912)	16,484

Interest expense, net of other income	(6,486)	(2,118)	(19,453)	(7,534)

Income (loss) from continuing operations before income taxes	(58,948)	8,126	(84,365)	8,950
Provision (benefit) for income taxes	(10,182)	1,530	(9,359)	1,501

Net income (loss) from continuing operations	(48,766)	6,596	(75,006)	7,449
Net income from discontinued operations, net of tax	-	72,976	-	72,874
Net income (loss)	$(48,766)	$79,572	$(75,006)	$80,323

Earnings per share:
Basic
Net income (loss) from continuing operations	$(1.15)	$0.16	$(1.78)	$0.18
Net income from discontinued operations	-	1.79	-	1.81
	$(1.15)	$1.95	$(1.78)	$1.99
Diluted
Net income (loss) from continuing operations	$(1.15)	$0.15	$(1.78)	$0.17
Net income from discontinued operations	-	1.65	-	1.66
	$(1.15)	$1.80	$(1.78)	$1.83

Weighted-average shares used in computing earnings per share:
Basic	42,350,313	40,854,508	42,022,272	40,343,548
Diluted	42,350,313	44,318,827	42,022,272	43,998,821

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands of dollars)		(in thousands of dollars)
	(Unaudited)		(Unaudited)
Cost of revenue	$556	$529	$1,654	$1,290
Research and development	7,770	4,050	20,959	12,448
Sales and marketing	2,247	1,298	6,048	3,026
General and administrative	1,320	1,279	3,707	3,114
Discontinued operations	-	314	-	2,324

	$11,893	$7,470	$32,368	$22,202

INPHI CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$165,868	$144,867
Short-term investments in marketable securities	238,877	249,476
Accounts receivable, net	72,115	49,999
Inventories	34,636	32,039
Prepaid expenses and other current assets	11,703	23,139
Total current assets	523,199	499,520

Property and equipment, net	57,957	44,471
Goodwill	104,564	105,077
Identifiable intangible assets	236,549	327,063
Other noncurrent assets	11,338	14,464
Total assets	$933,607	$990,595

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$15,023	$14,039
Accrued expenses and other current liabilities	49,635	48,601
Deferred revenue	7,999	3,630

Total current liabilities	72,657	66,270

Convertible debt	415,074	396,857
Other liabilities	40,293	64,944
Total liabilities	528,024	528,071

Stockholders’ equity:
Common stock	43	41
Additional paid-in capital	478,942	459,928
Retained earnings (accumulated deficit) (1)	(74,247)	1,976
Accumulated other comprehensive income	845	579
Total stockholders’ equity	405,583	462,524

Total liabilities and stockholders’ equity	$933,607	$990,595

(1) The accumulated deficit in 2017 includes the cumulative effect of accounting change of $1,217.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, legal, transition costs and other expenses, purchase price fair value adjustments related to acquisitions, impairment of certain intangibles, non-cash interest expense related to convertible debt, indirect expenses associated with discontinued operations and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, income from operations, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017		2016		2017		2016
GAAP gross margin to Non-GAAP gross margin
GAAP gross margin	$42,071		$48,188		$143,419		$126,407
Adjustments to GAAP gross margin:
Stock-based compensation	556	(a)	529	(a)	1,654	(a)	1,290	(a)
Acquisition related expenses	20	(b)	-		123	(b)	47	(b)
Amortization of inventory step-up	294	(c)	-		9,304	(c)	241	(c)
Amortization of intangibles	7,250	(d)	2,875	(d)	21,750	(d)	8,625	(d)
Depreciation on step-up values of fixed assets	(19)	(e)	27	(e)	12	(e)	73	(e)
Impairment of certain developed technology	10,174	(g)	-		10,174	(g)	-
Non-GAAP gross margin	$60,346		$51,619		$186,436		$136,683

GAAP operating expenses to Non-GAAP operating expenses
GAAP research and development	$78,849		$25,897		$158,574		$77,205
Adjustments to GAAP research and development:
Stock-based compensation	(7,770)	(a)	(4,050)	(a)	(20,959)	(a)	(12,448)	(a)
Acquisition related expenses	(384)	(b)	(4)	(b)	(1,472)	(b)	(372)	(b)
Depreciation on step-up values of fixed assets	(247)	(e)	(52)	(e)	(551)	(e)	(174)	(e)
Indirect expenses associated with discontinued operations	-		(272)	(f)	-		(1,904)	(f)
Impairment of in-process research and development	(36,840)	(g)	-		(36,840)	(g)	-
Non-GAAP research and development	$33,608		$21,519		$98,752		$62,307

GAAP sales and marketing	$10,100		$6,688		$31,580		$18,282
Adjustments to GAAP sales and marketing:
Stock-based compensation	(2,247)	(a)	(1,298)	(a)	(6,048)	(a)	(3,026)	(a)
Acquisition related expenses	(179)	(b)	-		(593)	(b)	(193)	(b)
Amortization of intangibles	(2,431)	(d)	(204)	(d)	(7,293)	(d)	(612)	(d)
Depreciation on step-up values of fixed assets	(19)	(e)	(29)	(e)	(75)	(e)	(72)	(e)
Non-GAAP sales and marketing	$5,224		$5,157		$17,571		$14,379

GAAP general and administrative	$5,584		$5,359		$18,177		$14,436
Adjustments to GAAP general and administrative:
Stock-based compensation	(1,320)	(a)	(1,279)	(a)	(3,707)	(a)	(3,114)	(a)
Acquisition related expenses	(3)	(b)	-		(753)	(b)	(37)	(b)
Amortization of intangibles	(116)	(d)	(46)	(d)	(348)	(d)	(138)	(d)
Depreciation on step-up values of fixed assets	81	(e)	(8)	(e)	212	(e)	(15)	(e)
Non-GAAP general and administrative	$4,226		$4,026		$13,581		$11,132
Non-GAAP total operating expenses	$43,058		$30,702		$129,904		$87,818
Non-GAAP income from operations	$17,288		$20,917		$56,532		$48,865

GAAP net income (loss) to Non-GAAP net income
GAAP net income (loss) from continuing operations	$(48,766)		$6,596		$(75,006)		$7,449
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense	11,893	(a)	7,156	(a)	32,368	(a)	19,878	(a)
Acquisition related expenses	586	(b)	4	(b)	2,941	(b)	649	(b)
Amortization of inventory fair value step-up	294	(c)	-		9,304	(c)	241	(c)
Amortization of intangibles related to purchase price	9,797	(d)	3,125	(d)	29,391	(d)	9,375	(d)
Depreciation on step-up values of fixed assets	166	(e)	116	(e)	426	(e)	334	(e)
Indirect expenses associated with discontinued operations	-		272	(f)	-		1,904	(f)
Impairment of certain intangibles from ClariPhy acquisition	47,014	(g)	-		47,014	(g)	-
Loss on retirement of certain property and equipment from ClariPhy acquisition	-		-		77	(h)	-
Accretion and amortization expense on convertible debt	6,250	(i)	3,230	(i)	18,218	(i)	8,236	(i)
Gain on sale of cost method investment	-		(1,138)	(j)	-		(1,138)	(j)
Valuation allowance and tax effect of the adjustments above from GAAP to non-GAAP	(11,480)	(k)	1,230	(k)	(13,800)	(k)	(1,232)	(k)
Non-GAAP net income	$15,754		$20,591		$50,933		$45,696

Shares used in computing non-GAAP basic earnings per share	42,350,313		40,854,508		42,022,272		40,343,548

Shares used in computing non-GAAP diluted earnings per share before offsetting shares from call option	44,016,382		44,318,827		44,587,466		43,998,821
Offsetting shares from call option	-		-		268,389		-
Shares used in computing non-GAAP diluted earnings per share	44,016,382		44,318,827		44,319,077		43,998,821

Non-GAAP earnings per share:
Basic	$0.37		$0.50		$1.21		$1.13
Diluted	$0.36		$0.46		$1.15		$1.04

GAAP gross margin as a % of revenue	49.8%		68.1%		54.6%		68.2%
Stock-based compensation	0.7%		0.8%		0.6%		0.7%
Amortization and write-off of inventory fair value step-up and intangibles	20.9%		4.1%		15.8%		4.8%
Non-GAAP gross margin as a % of revenue	71.4%		73.0%		71.0%		73.7%

(a)

Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal, transition costs and other expenses related to acquisitions. The transition costs also include short-term cash retention bonus payments to Cortina and ClariPhy employees that were part of the purchase agreement when the Company acquired Cortina and ClariPhy. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of goods sold fair value amortization of inventory step-up related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the fair value amortization of intangibles related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)

Reflects the fair value depreciation of fixed assets related to acquisitions. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(f)

Reflects indirect expenses which includes engineering software tools and lease expenses associated with discontinued operations. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its continuing operating performance.

(g)

Reflects the impairment of in-process research and development and developed technology from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(h)

Reflects the loss on disposal of certain property and equipment from the ClariPhy acquisition. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(i)

Reflects the accretion and amortization expense on convertible debt. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(j)

Reflects the gain on sale of cost method investment. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(k)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FOURTH QUARTER 2017 GUIDANCE
(in thousands of dollars, except share and per share amounts)
(Unaudited)

	Three Months Ending December 31, 2017
	High	Low
Estimated GAAP net loss	$(11,926)	$(14,416)
Adjusting items to estimated GAAP net loss:
Operating expenses related to stock-based compensation expense	12,300	12,300
Amortization of intangibles and fair value step up on acquired inventories	11,129	11,129
Other acquisition and transition related expenses	586	586
Amortization of convertible debt interest cost	6,250	6,250
Tax effect of GAAP to non-GAAP adjustments	(1,165)	(1,165)
Estimated non-GAAP net income	$17,174	$14,684

Shares used in computing estimated non-GAAP diluted earnings per share	44,260,000	44,260,000

Estimated non-GAAP diluted earnings per share	$0.39	$0.33

Revenue	$88,272	$84,272

GAAP gross margin	$54,206	$50,499
as a % of revenue	61.4%	59.9%
Adjusting items to estimated GAAP gross margin:
Stock-based compensation	556	556
Inventory step up, fixed assets depreciation step up and acquistion related expenses	1,191	1,191
Amortization of intangibles	7,250	7,250
Estimated non-GAAP gross margin	$63,203	$59,496
as a % of revenue	71.6%	70.6%